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                                                                   EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 23, 1996 included in and incorporated by reference in Merck & Co., Inc.'s Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A dated June 24, 1996, and to all references to our firm included in or made part of this Registration Statement.

                                              ARTHUR ANDERSEN LLP

New York, New York
November 26,1996